EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file a registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1933, as amended, hereby constitutes and appoints JAMES J. O’BRIEN, PETER J. GANZ, J. KEVIN WILLIS and ERIC N. BONI, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Registration Statement and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto (including post-effective amendments), with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated: May 7, 2013

/s/ James J. O’Brien	/s/ Barry W. Perry
James J. O’Brien, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Barry W. Perry, Director

/s/ J. Kevin Willis	/s/ Mark C. Rohr
J. Kevin Willis, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Mark C. Rohr, Director

/s/ J. William Heitman	/s/ George A. Schaefer, Jr.
J. William Heitman, Vice President and Controller (Principal Accounting Officer)	George A. Schaefer, Jr., Director

/s/ Brendan M. Cummins	/s/ Janice J. Teal
Brendan M. Cummins, Director	Janice J. Teal, Director

/s/ Roger W. Hale	/s/ John F. Turner
Roger W. Hale, Director	John F. Turner, Director

/s/ Kathleen Ligocki	/s/ Michael J. Ward
Kathleen Ligocki, Director	Michael J. Ward, Director

/s/ Vada O. Manager
Vada O. Manager, Director